NEWS RELEASE


                              Contact:  A. Dennis Mahedy
                                        Treasurer
                                        (704) 548-2072

                                        J. Michael Stepp
                                        Executive Vice President
                                        & Chief Financial Officer
                                        (704) 548-2395


                 COLLINS & AIKMAN REPORTS 29% REVENUE GAIN FOR 11 MONTHS
                               ENDED DECEMBER 28

     Charlotte, North Carolina - February 20, 1997 - Collins & Aikman Corporation (NYSE: CKC) today reported that net sales for the 11-months ended December 28, 1996 rose 29% to $1,056 million from $816 million for the comparable 11-month period a year before. Operating income for the 1996 period was $102 million, a 15% increase from $89 million for the comparable 1995 period. EBITDA for the 11-months in 1996 was $135 million versus $110 million in the comparable year-ago period, a 23% increase.

     The 11-month period ended December 28, 1996 reflects, as previously reported, the Company's change to a fiscal year ending the last Saturday in December from the last Saturday in January previously. Both 11-month periods reflect the Mastercraft Group as a discontinued operation. The Company announced on December 4, 1996 that it was considering the sale of the Mastercraft Group.

     Thomas E. Hannah, Chief Executive Officer of Collins & Aikman Corporation, said "The 11-month period ended December 28, 1996 was a watershed time for our

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Company.   We completed  several transactions  and set  others in  motion  which effectively have transformed Collins & Aikman from a diversified textile manufacturer into a highly competitive global supplier of automotive interior systems. In the 11-months, we acquired JPS Automotive, Perstorp Components and BTR Fatati, while agreeing to sell our Floorcoverings subsidiary and announcing
our  intention  to  sell  our  Mastercraft  Group  and  to  spin  off   Imperial
Wallcoverings to our shareholders.   In addition, we went  to the market with  a
highly successful placement of $400 million in subordinated notes which greatly strengthened our capital structure, enabling us to make the major acquisitions we did in 1996 while placing us in a financial position that allows us to compete head-on with the other auto interior systems integrators."

     Hannah continued, "For the 11-months, our Canadian and Mexican Automotive Carpet groups operated at a record sales and income pace, and U.S. Auto Carpet marked record income. The Convertible Systems business in Mexico brought in both record sales and profit and the Akro floor mat group also performed extremely well, with record sales and a strong operating profit performance."

     Income from continuing operations for the 11-months totaled $33 million, versus $55 million in the 1995 11-month period. The change reflected approximately $21 million in higher interest expense, related to the Company's $400 million offering of Senior Subordinated Notes in June 1996, and to generally higher average borrowing levels related to the Company's acquisition activities. Also the Company's effective tax rate in the 1996 11-month period was 42.5%, versus 14.4% in 1995 due to the recognition of a $150 million deferred tax asset in January 1996.

     Net earnings were $41 million, or $.58 per share, versus $76 million or $1.06 per share in the comparable 11-month period of 1995. The change was due to the higher interest and taxes cited above, as well as to a $6 million reduction in earnings from discontinued operations and a $.09 per share extraordinary charge in June 1996 related to the Company's $400 million subordinated debt offering.

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     The Company  said  that  the change  in  its  fiscal year  will  align  the financial reporting cycle with its automotive systems supply peer companies and with major customers. Sales for the 11-month period reflect the inclusion of approximately two weeks results from JPS Automotive and Perstorp Components, both of which were acquired by Collins & Aikman in December 1996.

     The Company also reported that revenues for continuing operations for the 11-month period were negatively impacted by approximately $34 million related to strikes at General Motors facilities, and stated that in December, Manchester Plastics recorded one time charges amounting to approximately $4.0 million.

     Attached to this release are the following financial data:

     . Comparable Consolidated Statements of Operations for the 11-month periods ended December 1996 and 1995.

     . Consolidated Balance  Sheets as  of December  28, 1996  and January  27,
       1996.

     . Restated  Quarterly  Consolidated  Statements  of   Operations  for  the
       calendar years ended December 1996 and 1995.

     Collins & Aikman is a major supplier of automotive interior systems - textile and plastic trim, acoustics and convertible tops - to the global automotive industry.




                               ###

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                 COLLINS & AIKMAN CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                   (in thousands, except for per share data)



                                         Eleven  Months Ended

                                      December 28,  December 23,
                                          1996          1995

Net sales......................      $1,055,931     $  815,811

Cost of goods sold.............         867,257        667,899
Selling, general and administrative
 expenses .....................          86,625         59,145

                                        953,882        727,044

Operating income...............         102,049         88,767

Interest expense, net..........          39,850         18,598
Loss on sale of receivables....           4,533          5,742
Other expense..................             113           -


Income from continuing operations
 before income taxes ..........          57,553         64,427
Income taxes...................          24,442          9,247


Income from continuing operations        33,111         55,180
Income from discontinued operations,
 net of income taxes ..........          14,323         20,440

Income before extraordinary loss         47,434         75,620
Extraordinary loss, net of income
 taxes ........................          (6,610)          -

Net income.....................      $   40,824     $   75,620



Net income per primary and fully
 diluted common share:
 Continuing operations ........      $      .47     $      .77
 Discontinued operations ......             .20            .29
 Extraordinary item ...........            (.09)           -

 Net income ...................      $      .58     $     1.06

Average common shares outstanding:
 Primary ......................          69,908         71,299
 Fully diluted ................          69,938         71,342

EBITDA.........................      $  134,581     $  110,236


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                 COLLINS & AIKMAN CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                                 (in thousands)


                                               December 28,    January 27,
                                                   1996           1996
                   ASSETS
Current Assets:
 Cash and cash equivalents ........            $    14,316    $       977
 Accounts and notes receivable, net                210,263        127,376
 Inventories ......................                129,860         96,928
 Net assets of discontinued operations             212,039        161,025
 Other ............................                129,065         70,666


  Total current assets ............                695,543        456,972

Property, plant and equipment, net.                375,974        193,438
Deferred tax assets................                 92,011        132,294
Goodwill, net......................                298,239        159,347
Other assets.......................                 74,713         49,310


                                               $ 1,536,480    $   991,361



LIABILITIES AND COMMON STOCKHOLDERS' DEFICIT
Current Liabilities:
 Notes payable ....................            $     1,920    $     2,101
 Current maturities of long-term debt               38,190         49,228
 Accounts payable .................                126,927         93,603
 Accrued expenses .................                177,462         87,001

  Total current liabilities .......                344,499        231,933

Long-term debt.....................              1,138,029        710,738
Other, including postretirement benefit
  obligation.......................                248,530        276,542
Commitments and contingencies......

Common stock (150,000 shares authorized,
 70,521 shares issued and 67,723 shares
 outstanding at December 28, 1996 and 70,521
 shares issued and 69,074 outstanding at
 January 27, 1996) ................                    705            705
Other paid-in capital..............                585,207        585,469
Accumulated deficit................               (729,315)      (770,139)
Foreign currency translation adjustments           (20,798)       (23,719)
Pension equity adjustment..........                (10,165)        (9,090)
Treasury stock, at cost (2,798 shares at
 December 28, 1996 and 1,447 shares at
 January 27, 1996) ................                (20,212)       (11,078)


  Total common stockholders' deficit              (194,578)      (227,852)

                                               $ 1,536,480     $  991,361

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                 COLLINS & AIKMAN CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                   (in thousands, except for per share data)

                                                      Quarter Ended                     Year Ended
                                    March 23,   June 22, September 21,  December 28,  December 28,
                                       1996       1996        1996          1996           1996

Net sales........................   $ 257,677  $302,831    $  266,903   $   314,726   $1,142,137

Cost of goods sold...............     211,090   242,455       220,495       262,976      937,016
Selling, general and                   23,965    22,607        21,680        27,928       96,180
 administrative expenses ........     235,055   265,062       242,175       290,904    1,033,196

Operating income.................      22,622    37,769        24,728        23,822      108,941

Interest expense, net............       8,059     8,827        11,631        14,885       43,402
Loss on sale of receivables......       1,366     1,218         1,084         1,369        5,037
Other expense (income)...........      (1,059)      672           (15)          515          113


Income from continuing operations
 before income taxes ............      14,256    27,052        12,028         7,053       60,389
Income taxes.....................    (144,150)   11,298         5,141         2,947     (124,764)


Income from continuing operations     158,406    15,754         6,887         4,106      185,153
Income (loss) from discontinued
 operations, net of income taxes      (22,042)    4,980         4,791         5,374       (6,897)

Income before extraordinary loss      136,364    20,734        11,678         9,480      178,256
Extraordinary loss, net of income
 taxes ..........................        -       (6,610)         -             -          (6,610)


Net income.......................   $ 136,364  $ 14,124   $    11,678   $     9,480   $  171,646



Net income per primary and fully
diluted common share:
 Continuing operations ..........   $     2.26  $   .22   $       .10     $     .06   $     2.64
 Discontinued operations ........         (.31)     .07           .07           .08         (.10)
 Extraordinary item .............         -        (.09)          -             -           (.09)

 Net income .....................   $     1.95  $   .20   $       .17     $     .14        $2.45

Average common shares outstanding:
 Primary ........................       70,093   70,031        69,925        69,692       69,935
 Fully diluted ..................       70,093   70,031        69,937        69,692       69,938

EBITDA:
 Continuing operations ..........   $   30,144  $46,214   $    33,166   $    33,944   $  143,468
 Mastercraft Group ..............   $    8,064  $11,010   $    11,161   $    13,623   $   43,857
 Floorcoverings .................   $    3,614  $ 7,313   $     7,883   $     6,869   $   25,679

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                 COLLINS & AIKMAN CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                   (in thousands, except for per share data)

                                                      Quarter Ended                      Year Ended
                                    March 25,  June 24,  September 23,   December 23,  December 23,
                                       1995      1995        1995            1995           1995

Net sales........................   $ 236,144  $231,547   $  199,325    $  231,958      $  898,974

Cost of goods sold...............     191,348   190,353      164,668       188,211         734,580
Selling, general and                   15,218    16,183       16,457        17,106          64,964
 administrative expenses ........
                                      206,566   206,536      181,125       205,317         799,544

Operating income.................      29,578    25,011       18,200        26,641          99,430

Interest expense, net............       4,229     5,123        5,628         5,464          20,444
Loss on sale of receivables......       1,954     1,650        1,454         1,331           6,389

Income from continuing operations
before income taxes..............      23,395    18,238       11,118        19,846          72,597
Income taxes.....................       2,653     2,404        2,590         2,466          10,113

Income from continuing operations      20,742    15,834        8,528        17,380          62,484
Income from discontinued
operations, net of income taxes .       5,995     8,046        5,068         5,256          24,365

Net income.......................   $  26,737  $ 23,880  $     13,596   $   22,636     $    86,849

Net income per primary and fully
diluted common share:
 Continuing operations ..........   $     .29  $    .22  $        .12   $      .25     $       .88
 Discontinued operations ........         .08       .11           .07          .07             .34

 Net income .....................   $     .37  $    .33  $        .19   $      .32     $      1.22

Average common shares outstanding:
 Primary ........................      71,802    71,613        71,335       70,697          71,362
 Fully diluted ..................      71,802    71,613        71,348       70,697          71,365

EBITDA:
 Continuing operations ..........   $  35,366  $ 31,171    $   24,116   $   32,172      $  122,825
 Mastercraft Group ..............   $  13,222  $ 10,084    $    8,370   $   11,853      $   43,529
 Floorcoverings .................   $   3,884  $  6,835    $    8,475   $    5,975      $   25,169

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